LIMITED POWER OF ATTORNEY
                                 -------------------------


                         KNOW ALL MEN BY THESE PRESENTS, that the person
               whose signature appears below constitutes and appoints Philippe D. Dauman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all Statements on Schedule 13D filed under the Securities Exchange Act of 1934, as amended, and any and all amendments to such Statements on Schedule 13D, with respect to the Common Stock, par value $.10 per share, of Spelling Entertainment Group Inc., a Florida corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                         IN WITNESS WHEREOF, the undersigned has caused
               this Limited Power of Attorney to be executed as of the 29th day of September, 1994.





                                                  /s/ Sumner M. Redstone
                                                  -----------------------------
                                                  Sumner M. Redstone